UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

LAKELAND INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15535	13-3115216
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7
Ronkonkoma, New York	11779-7410
(Address of Principal Executive Offices)	(Zip Code)

(631) 981-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2013, Lakeland Industries, Inc. (the “Company”) and its wholly-owned subsidiary, Lakeland Protective Wear Inc. (collectively with the Company, the “Borrowers”), entered into a Loan and Security Agreement (the “Senior Loan Agreement”) with AloStar Business Credit, a division of AloStar Bank of Commerce, a state banking institution formed under Alabama law (the “Senior Lender”). The Senior Loan Agreement provides the Borrowers with a three year $15 million revolving line of credit, at a variable interest rate based on LIBOR, with a first priority lien on substantially all of the United States and Canada assets of the Company.

On June 28, 2013, the Borrowers also entered into a Loan and Security Agreement (the “Subordinated Loan Agreement”) with LKL Investments, LLC, an affiliate of Arenel Capital, a private equity fund (the “Junior Lender”). The Subordinated Loan Agreement provides for a $3.5 million term loan to be made to the Borrowers and a second priority lien on substantially all of the assets of the Company in the United States and Canada, except for a first lien on Mexican facility). Pursuant to the Subordinated Loan Agreement, among other things, Borrowers issued to the Junior Lender a five year term loan promissory note (the “Note”). At the election of the Junior Lender, interest under the Note may be paid in cash, by payment in kind (PIK) in additional notes or payable in shares of common stock, par value $.01 per share (“Common Stock”), of the Company (the “Interest Shares”). If shares of Common Stock are used to make interest payments on the Note, the number of Interest Shares will be based upon 100% of an average of the then current market value of the Common Stock, subject to the limitations set forth in the Subordinated Loan Agreement. The Junior Lender will also, in connection with this transaction, receive a common stock purchase warrant (the “Warrant”) to purchase up to 566,015 shares of Common Stock (subject to adjustment), representing beneficial ownership of approximately 9.58% of the outstanding Common Stock of the Company, as of the closing of the transactions contemplated by the Subordinated Loan Agreement. The Company’s receipt of gross proceeds of $3.5 million in subordinated debt financing was a condition precedent set by Senior Lender, of which this transaction satisfies.

The proceeds from such financing has been used to fully repay the Company’s former financing facility with TD Bank, N.A. in the amount of approximately US$13.7 million. Also repaid upon closing of the financings was the warehouse loan in Canada with a balance of Cdn$1,362,000 Canadian dollars (approximately US $1,320,000), payable to Business Development Bank of Canada. The Company believes that the conditions that were reported in its Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended January 31, 2013 resulting in doubts about the Company’s ability to continue as a going concern have now been resolved as a result of the closing of the financing and the repayment of such debt as described herein. The Company anticipates it will file an amendment to its Form 10-K shortly.

The following is a summary of the material terms of the financings:

$15 million Senior Credit Facility

•	Borrowers are both Lakeland Industries, Inc. and its Canadian operating subsidiary Lakeland Protective Wear Inc. (the “Borrowers”).

•	Borrowing pursuant to a revolving credit facility subject to a borrowing base calculated as the sum of:

o	85% of eligible accounts receivable as defined

o	The lesser of 60% of eligible inventory as defined or 85% of net orderly liquidation value of inventory

o	In transit inventory in bound to the US up to a cap of $1,000,000, subject to a satisfactory appraisal of Alabama real estate

o	Receivables and inventory held by the Canadian operating subsidiary to be included, up to a cap of $2 million of availability

o	Amount available at closing was approximately $12.3 million

•	Collateral will be

o	A perfected first security lien on all of the Borrowers United States and Canadian assets, other than its Mexican plant

o	Pledge of 65% of Lakeland US stock in all foreign subsidiaries other than Canada subsidiary with 100% pledge of stock of its Canadian subsidiaries

•	Collection

o	All customers of Borrowers must remit to a lockbox controlled by Senior Lender or into a blocked account with all collection proceeds applied against the outstanding loan balance

•	Maturity

o	An initial term of three years from the Closing Date

o	Prepayment penalties of 3%, if prepaid prior to the first anniversary of Closing Date; 2% if prior to the second anniversary and 1% if prior to the third anniversary of the Closing Date

•	Interest Rate

o	Rate equal to LIBOR rate plus 525 basis points

o	Floor of 6.25%

o	Initial rate of 6.25%

•	Fees: Borrowers shall pay to the Lender the following fees:

o	Origination fee of $225,000

o	0.50% per annum on unused portion of commitment

o	A monthly, non-refundable collateral monitoring fee in the amount of $3,000 per month

o	All legal and other out of pocket costs

•	Financial Covenants

o	Borrowers covenant that, from the closing date until the commitment termination date and full payment of the obligations to Senior Lender, Lakeland Industries, Inc. (the parent company), together with its subsidiaries on a consolidated basis, excluding its Brazilian subsidiary, shall comply with the following additional covenants:

•	Fixed Charge Coverage Ratio. At the end of each fiscal quarter of Borrowers, commencing with the fiscal quarter ending July 31, 2013, Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.1 to 1.00 for the four quarter period then ending.

•	Minimum Quarterly Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). Borrowers shall achieve, on a rolling basis as defined herein and excluding the operations of the Borrower’s Brazilian subsidiary, EBITDA of not less than the following as of the end of each quarter as follows:

•	July 31, 2013 for the two quarters then ended, $2.1 million;

•	October 31, 2013 for the three quarters then ended, $3.15 million,

•	January 31, 2014 for the four quarters then ended, and thereafter, $4.1 million

•	Capital Expenditures. Borrowers shall not during any Fiscal Year make Capital Expenditures in an amount exceeding $1 million in the aggregate.

•	Conditions to Closing:

o	Borrower must have obtained a $3.5 million subordinated debt (which was satisfied by the closing under the Subordinated Loan Agreement)

o	Borrower must have had minimum of $2.0 million excess availability at closing

•	Other Covenants

o	Standard financial reporting requirements as defined

o	Limitation on amounts that can be advanced to or on behalf of Brazil limited to $200,000 for fiscal year ended January 2014 and nothing thereafter

o	Limitation on total net investment in foreign subsidiaries of a maximum of $1.0 million per annum

$3.5 million Subordinated Debt Financing

•	Subordinated Loan Agreement

o	Maturity date: June 28, 2018

o	Interest at 12.0% per annum through and including December 27, 2016, increased to 16% per annum on December 28, 2016 and 20% per annum on December 28, 2017. Until the first anniversary of the Closing, all interest shall either be paid in kind (PIK) or paid in shares of common stock of Lakeland, valued at 100% of the then market value

o	Warrant to purchase 566,015 shares of Common Stock (subject to adjustment), exercisable at $0.01 per share

o	Warrant is subject to customary anti-dilution adjustment provisions, including for issuances of Common Stock or Common Stock equivalents at a price less than $5.00 per share, computed on a weighted average basis, subject to a hard cap limitation of 1,068,506 shares on total number of shares to be issued from a combination of warrants, interest shares and anti-dilution adjustments. The company is allowed to issue up to 500,000 shares without triggering this provision, to allow for restricted shares and other new compensatory issuances.

o	Warrant exercise period is five years from the closing date

o	Registration Rights: the Company commits to filing with the Securities and Exchange Commission a registration statement covering the shares issuable in connection with the subordinated loan transaction within 90 days of the closing date and to have it effective no later than 180 days from the closing date

o	Investor Rights: Junior lender will have the right to designate one board member or a board observer, subject to certain conditions

o	Subject to Senior Lender Subordination Agreement, the subordinated loan, may be repaid in increments of $500,000 with Senior Lender approval, on or after June 28, 2014

o	Early Termination Fees; Applicable Termination Percentage:

•	(a) Upon early repayment of the Term Loan, Borrowers shall be obligated to pay, in addition to all of the other Obligations then outstanding, an amount equal to the product obtained by multiplying $3,500,000 by the applicable percentage set forth below:

•	5.00% if the effective date of termination occurs on or before June 28, 2014

•	3.00% if the effective date of termination occurs after June 28, 2014 but on or before June 28 2015; or

•	1.00% if the effective date of termination occurs after June 28, 2015 but on or before June 28, 2016

•	Upon acceleration of the loan following a Change of Control, Borrowers shall be obligated to pay, an additional fee equal to $35,000

o	Financial covenants setback 10% from those in the Senior Loan Agreement

o	Second priority lien on substantially all of the assets of the Company in the United States and Canada, except a first lien on Mexican facility

Management intends to obtain a valuation of the Warrant and will include this in the Company’s next Quarterly Report on Form 10-Q.

The foregoing description of the financing transactions does not purport to be complete and is qualified in its entirety by reference to the full text of each of the transaction documents used in the financings, copies of which are attached as Exhibits 4.1, 4.2 and 10.1 through 10.5, inclusive, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosures set forth in Item 1.01 are incorporated by reference to this item. On June 28, 2013, that certain Loan and Security Agreement, dated January 14, 2010, and related agreements between the Company and TD Bank, N.A. terminated upon the receipt by TD Bank, N.A. of a payoff amount of approximately $13.7 million from the Company. The Company also terminated its loan agreements with Business Development Bank of Canada.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference to this item.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 regarding the Warrant and the Note are incorporated by reference to this item. The Warrant, any shares of Common Stock issued upon exercise of the Warrant and, to the extent issued as payment of interest under the Note, the Interest Shares were or will be issued to the Junior Lender in a private transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 8.01.	Other Events.

On July 1, 2013, the Company issued a press release relating to the financings. A copy of the press release is furnished as 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Investor Rights Agreement, dated June 28, 2013, by and between Lakeland Industries, Inc. and LKL Investments, LLC.

4.2	Registration Rights Agreement, dated June 28, 2013, by and between Lakeland Industries, Inc. and LKL Investments, LLC.

10.1	Loan and Security Agreement, dated June 28, 2013, by and among Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, and Alostar Bank of Commerce.

10.2	Amended and Restated Revolver Note, dated June 28, 2013, issued by Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, to Alostar Bank of Commerce.

10.3	Loan and Security Agreement, dated June 28, 2013, by and among Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, and LKL Investments, LLC.

10.4	Term Note, dated June 28, 2013, issued by Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, to LKL Investments, LLC.

10.5	Warrant to Purchase Common Stock, dated as of June 28, 2013, issued by Lakeland Industries, Inc. to LKL Investments, LLC.

99.1	Press Release, dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Christopher J. Ryan
President and Chief Executive Officer

Date: July 1, 2013